EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT

        This Agreement is made and entered into this 1st day of December, 1997, by and between American National Bank and Trust Company of Muncie, Indiana, located at 110 E. Main Street, Muncie, Indiana 47305 (hereinafter referred to as Bank), and ANB Corporation, an Indiana corporation which owns Bank (hereinafter referred to as Corporation), with its principal office located at 120 W. Charles Street, Muncie, Indiana 47305 and Jerome J. Gassen, Bank's President (hereinafter referred to as Executive) of 600 S. Turnberry Lane, Yorktown, Indiana 47396.

                               WITNESSETH THAT:

        WHEREAS, Executive is employed as an officer of the Bank and has devoted his ability, time, effort and energies to the affairs of the Bank; and

        WHEREAS, the Bank considers the continuance of proficient and experienced management to be essential to protecting and enhancing the best interest of the Bank, Corporation and its shareholders; and

        WHEREAS, the Bank and Corporation desire to assure themselves of retaining the services of the Executive (including his services without distraction by uncertainty and risk of unemployment) in the event of a proposed Change of Control (as hereinafter defined) of the Bank and/or the Corporation; and

        WHEREAS, the Bank and Corporation desire to compensate the Executive should his employment terminate under certain hereinafter enumerated circumstances after a Change of Control, and to clarify that no such compensation is payable in the event Executive is terminated for Cause, as defined in this Agreement.

        NOW THEREFORE, IN CONSIDERATION of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the above recitals are included as a part of this agreement.

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

        For purposes of this Agreement, the terms in this Article shall have the following meaning throughout this Agreement:

        (A)     Cause:       "Cause" to terminate Executive's employment
exists when the Executive:

                (1) willfully and continually fails to substantially perform his duties with the Bank and/or Corporation; or

                (2) substantially fails to meet the performance goals, or reasonable policies and regulations established by the Bank and/or Corporation; or

                (3) is adjudged guilty of any crime involving a breach of fiduciary duties to the Bank and/or Corporation; or

                (4) willfully violates the Bank's or the Corporation's Code of Conduct or any rules and regulations relating to any existing banking law; or

                (5) acts in a manner which is detrimental to the Bank's or Corporation's best interests, its reputation in the community, or its standing in the banking industry.

        (B)     Change of Control:      A "Change of Control" occurs if:

                (1) any person, partnership, corporation, trust or similar group, other than the Corporation or Bank as the case may be, acquires more than twenty-five percent (25%) of the voting securities of the Corporation or the Bank in a transaction or series of transactions; or

                (2) at any time a majority of the Board of Directors of the Corporation or the Bank are not Continuing Directors as defined under the Articles of Incorporation of the Corporation or the Bank.

        (C)     Date of Termination:    "Date of Termination" shall mean the
date stated in the Notice of Termination or thirty (30) days from the date of delivery of such notice, whichever comes first.

        (D)     Disability:     "Disability" shall mean the definition of such
term as used in the disability policy then in effect for the Bank and a determination of full disability by the parties; provided that in the event there is no disability insurance then in force, "disability" shall mean incapacity due to physical or mental illness, which will have caused Executive to have been unable to perform his duties with the Bank and/or Corporation on a full time basis for 180 consecutive calendar days.

        (E) Notice of Termination: "Notice of Termination" shall mean a written notice, communicated to the other parties hereto, which shall indicate the specific termination provisions of this Agreement relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provisions so indicated.

        (F)     Retirement:     "Retirement" shall mean termination of
employment by the Bank and/or Corporation or by the Executive in accordance with Bank's or Corporation's normal retirement policy generally applicable to its salaried employees in effect at the time of Change of Control.

        (G)     Unreasonable Changes:     An "Unreasonable Change" occurs if
any of the following events occur:

                (1) without Executive's express written consent and after a Change of Control, the assignment to him of any duties materially inconsistent with his position, duties, and responsibility with the Bank and/or Corporation immediately prior to a Change of Control;

                (2) without Executive's express written consent and after a Change of Control, a reduction by the Bank and/or Corporation in the Executive' annual salary;

                (3) without Executive's express written consent and after a Change of Control, the Bank and/or Corporation requires Executive to be relocated anywhere other than the offices in Muncie, Indiana, and Bank and/or Corporation fail to pay all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation including an obligation by the Bank and/or Corporation to provide a customary home guarantee purchase of the Executive's residence, the value of the home to be determined by at least one real estate appraiser designated by him and satisfactory to the Bank and/or Corporation;

                (4) without Executive's express written consent and after a Change of Control (1) the failure by the Bank and/or Corporation to continue in effect (or to substitute plans providing him with no less than substantially similar benefits) any compensation plan or benefit plans including, but not limited to, any retirement or pension plan, savings plan, life insurance plan, health and accident or disability plan in which Executive is participating at the time of a Change of Control; or (2) in the event the Bank and/or Corporation institutes new or revised compensation or benefit plans which provide more favorable benefits than the plans in which Executive is participating at the time of a Change of Control, the failure of the Bank and/or Corporation to entitle Executive to participate in and receive benefits under any such new or revised plans providing more favorable benefits; or
                        (3) the taking of any action by the Bank that would adversely affect Executive's participation in or materially reduce his benefits under any of such plans described in either (1) or (2) of this paragraph;

                (5) without Executive's express written consent and after a Change of Control, the taking of any action by the Bank and/or Corporation to deprive Executive of any material fringe benefit enjoyed by him at the time of the Change of Control, or the failure by the Bank and/or Corporation to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Bank and/or Corporation and in accordance with the Bank's and/or Corporation's normal vacation policy in effect at the time of Change of Control; or

                (6) the failure of the Bank and/or Corporation to obtain the assumption of this Agreement by any successor as contemplated in this Agreement.

                                  ARTICLE II
                             EMPLOYMENT AND TERM
                             -------------------

        Bank hereby employs Executive as its President. The term of this Agreement shall commence on the date hereof and this Agreement shall remain in continuous effect until a Notice of Termination is given to the contrary by either party to the other, subject to the provisions of Article III hereof; provided, however, if a Change of Control shall occur on or before the date on which Notice of Termination is received, the term of this Agreement shall extend and be binding upon all parties hereto and their successors and assigns for a period of two (2) years from the date on which such Change of Control occurs.

                                 ARTICLE III
                                 TERMINATION
                                 -----------

        (A)     In the absence of a Change of Control or threat of Change of
Control:

                (1) the Bank and/or Corporation may terminate the Executive without regard to the provisions of this Agreement and this Agreement shall have no relevance to the issues surrounding said termination; and

                (2) Executive may terminate his employment with the Bank and/or Corporation without regard to the provisions of this Agreement, and this Agreement shall have no relevance to the issues surrounding said termination.

        (B) In the event any person, persons or entity commences a tender or exchange offer, or circulates a proxy to the Corporation's shareholders designed to effect a Change of Control, Executive agrees that he will not voluntarily leave his employment with the Bank and/or Corporation and will continue to perform his regular duties, until such person, persons or entity has abandoned or terminated its efforts to effect a Change of Control. In the event any person, persons or entity successfully concludes a tender or exchange offer, or has successfully circulated a proxy to the Corporation's shareholders effecting a Change of Control, Executive agrees that he will not voluntarily leave his employment with the Bank and/or Corporation and will continue to perform his regular duties, subject to the provisions of Articles III and IV of this Agreement.

        (C) If, following a Change of Control, the Executive's employment shall be terminated for Cause, the Bank and Corporation shall pay him his full salary through the Date of Termination at the rate in effect on the date of the Notice of Termination, and the Bank and Corporation shall have no further obligations under this Agreement. If, following a Change of Control, the Executive's employment shall be terminated as a result of death, disability, or Retirement, compensation to the Executive shall be made pursuant to the Bank's and Corporation's then existing policies on death, disability or retirement, and the Bank and the Corporation shall have no further obligations under this Agreement.

        (D) If a Change of Control occurs and within a twenty-four (24) month period thereafter an Unreasonable Change occurs to Executive's employment relationship, the Executive shall be entitled to resign with justification, and shall be entitled to the benefits provided in sub-paragraph
(E) of this Article. If the Executive invokes the rights pertaining to resignation with justification, the Executive's notice of resignation shall state that the Executive's resignation is in the best interests of the Bank and/or Corporation considering the circumstances of the Change of Control and Unreasonable Change, and that it is not his intent to resign for the sole purpose of collecting compensation without working for it.

        (E) If, within twenty-four (24) months of a Change of Control, the Bank and/or Corporation shall terminate Executive's employment other than for death, disability, Retirement or Cause, or if Executive shall resign in accordance with sub-paragraph (D) of this Article, the Bank and/or Corporation shall:

                (1) pay Executive his salary after the Change of Control through the Date of Termination plus the aggregate amount of any bonus accrued but unpaid as of such Date of Termination; and,

                (2) pay Executive an amount in cash which, when added to the present value of all other compensation, benefits and payments required to be included in the calculation under Section 280G of the Internal Revenue Code and regulations thereunder, shall equal 299% of the `base amount' as defined under Section 280G of the Internal Revenue Code in effect on December 31, 1992. Such amounts shall be payable in equal installments over thirty-six (36) months from the Date of Termination at the same frequencies as salaries paid to other salaried employees of the Bank and/or Corporation; provided, however, if Executive obtains employment, the Bank's and/or Corporation's obligation to pay such amount above thirty-six (36) months shall continue but shall be reduced to that amount necessary which, when added to Executive's salary for his new employment, will maintain the Executive at the equal monthly installment amount payable by the Bank and Corporation described above; and,

                (3) continue the Executive's participation in the life, accident, disability and health insurance plans of the Bank and/or Corporation, or shall provide equivalent benefits, at no cost to the Executive until the third anniversary of the Date of Termination, or if earlier, at the Executive's commencement of full-time employment with a new employer; provided, however, that in the event Executive shall die before the expiration of the period during which the Bank and/or Corporation would be required to continue Executive's participation in such insurance plans, the participation of the Executive's surviving spouse and family in the Bank's and/or Corporation's insurance plans shall continue in accordance with the Bank's and/or Corporation's standard policy for a spouse and family of a surviving employee in effect at the time of the Change of Control; and,

        (F) Notwithstanding anything contained herein to the contrary, in no event shall any payment or part thereof be made to the Executive which would be considered an "excess parachute payment" within the meaning of section Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended.

        The provisions of this sub-paragraph of Article III shall survive termination of this Agreement and termination of the Executive's employment under this Agreement.

                                  ARTICLE IV
                              SOURCE OF PAYMENTS
                              ------------------

        All payments provided in this Agreement shall be paid in cash from the general funds of the Bank and/or the Corporation and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title, or interest whatsoever in or to any investments which the Bank and/or Corporation may make to aid the Bank and/or Corporation in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken to fund its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Bank and/or Corporation and Executive or any other person. To the extent that any person acquires a right to receive payments from the Bank and/or Corporation hereunder, such right shall be no greater than the right of an unsecured creditor of the Bank and/or the Corporation.

                                  ARTICLE V
                        INDEMNIFICATION AND INSURANCE
                        -----------------------------

        In the event Executive is or was a party or is threatened to be made a party, to any threatened, pending or completed legal action, suit or proceeding by reason of the fact that he is or was an officer, director, agent or employee of the Bank or Corporation or is or was serving at the request of the Bank or Corporation as an officer, director, agent, or employee of another corporation or other entity, he shall be fully indemnified by the Bank or Corporation to the maximum extent permitted by the Articles of Association of Bank or Corporation. The Executive's costs of defense shall be borne by the Bank or Corporation to the maximum extent permitted by the Articles of Association of Bank or Corporation. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which Executive may be entitled as a matter of law and any rights of indemnity under any policy of insurance carried by the Bank or Corporation. Following a Change of Control, the Bank or Corporation shall not terminate, or cause or allow to be terminated, any policy of insurance carried by the Bank or Corporation providing rights of indemnity to Executive in connection with his service as an officer, director, agent or employee of the Bank or Corporation, or in connection with such service rendered at the request of the Bank or Corporation, prior to the expiration date provided under the terms of such policy, unless the Bank or Corporation is carrying at such time a substitute policy providing substantially similar rights of indemnity to Executive. The Bank or Corporation shall provide, or shall cause any policy of insurance carried by the Bank or Corporation to provide, rights of indemnity to Executive which are at least equivalent to the most favorable rights provided to an officer, director, agent or employee of the Bank or Corporation or the acquiring entity in connection with service rendered to the Bank or Corporation or the acquiring entity.

                                  ARTICLE VI
                                  SUCCESSORS
                                  ----------

        In recognition of the value of continued employment of Executive following a Change of Control, and in recognition of the need for a smooth transition of management of the Bank and/or Corporation following a Change of Control, and in recognition of the need for certainty in the employment status of Executive at the time of a Change of Control, the parties expressly agree as follows:

        The Bank and the Corporation will use their best efforts, collectively and individually, to avoid assisting, permitting or soliciting a Change of Control, unless the person, persons or entity successfully concluding a tender or exchange offer, or successfully circulating a proxy to the Corporation's shareholders effecting a Change of Control shall first have assumed all obligations and liabilities under this Agreement, and have expressly agreed to be obligated to perform all of the terms and conditions stated in this Agreement following the completion of the Change of Control.

                                 ARTICLE VII
                      GUARANTEE BY CORPORATION AND BANK
                      ---------------------------------

        In consideration of the value of the continued employment of Executive by the Bank and the Corporation, and the benefits derived by the Bank and the Corporation from Executive's employment by the Bank and the Corporation, the Corporation and the Bank hereby unconditionally and fully guarantee and endorse the obligations of the other hereunder, and agree to be fully bound by the terms of this Agreement in the event that the other fails to perform, honor or otherwise complete fully its obligations hereunder.

                                 ARTICLE VIII
                                MISCELLANEOUS
                                -------------

        The following terms shall govern this Agreement:

        (A) This Agreement may not be changed orally, but only by agreement in writing signed by the parties; the waiver by any party of compliance with provisions of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach by such party.

        (B) The article captions are inserted merely for the purpose of identification and shall be given no significance in determining the meaning of any article.

        (C) This Agreement shall be interpreted and governed by the laws of the State of Indiana.

        (D) This Agreement shall be binding and inure to the benefit of the parties hereto, and any successors and assigns of the Bank and the Corporation, and to any successors, assigns, heirs and the personal representatives of the Executive.

        (E) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. It is the intent of the parties that this Agreement be construed and interpreted toward its validity and that this Agreement shall be deemed modified only to the minimum extent necessary to sustain any questioned provision.

        IN WITNESS WHEREOF, the Bank and the Corporation have caused this Employment Agreement to be executed by duly authorized officers of the respective entities and the seals of the Bank and the Corporation to be affixed hereto, and the Executive has hereunto subscribed his name, the 1st day of December, 1997.


"CORPORATION"                                   "BANK"

ANB CORPORATION                                 AMERICAN NATIONAL BANK &
                                                TRUST COMPANY OF MUNCIE,
                                                INDIANA

BY: /s/ Kelly N. Stanley                        BY: /s/ Donald A. Ross
   ----------------------------                    --------------------------
Printed:  Kelly N. Stanley                      Printed:  Donald A. Ross
Its:  Chairman of the Board                     Its:  Chairman of the Board


"EXECUTIVE"


/s/ Jerome J. Gassen
-------------------------------
Printed:  Jerome J. Gassen